Exhibit 1.1

« NeoGames S.A. » Société anonyme 63-65, rue de Merl L-2146 Luxembourg R.C.S. Luxembourg: B186309

Constituée sous la dénomination «Neogames S.à r.l.» suivant acte reçu par Maître Gérard LECUIT, alors notaire de résidence à Luxembourg, en date du 23 avril 2014, publié au Mémorial C, Recueil des Sociétés et Associations numéro 1666 du 27 juin 2014.

Les statuts ont été modifiés en dernier lieu suivant acte reçu par Maître Henri HELLINCKX, notaire de résidence à Luxembourg, en date du 31 mars 2022, non encore publié au Recueil Electronique des Sociétés et Associations (RESA).
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STATUTS COORDONNÉS
AU 31 MARS 2022

ARTICLE 1.

Form and name

There exists a public limited liability company (société anonyme) under the name of “NeoGames S.A.” (the Company), governed by the laws of the Grand Duchy of Luxembourg and in particular the law dated 10 August 1915 on commercial companies, as amended (the Companies Act) and by the present articles of incorporation (the Articles, and a reference to an “Article” shall be construed as a reference to an article of these Articles).

ARTICLE 2.          Registered office

2.1          Place and transfer of the registered office

The registered office of the Company is established in the municipality of Luxembourg. It may be transferred within such municipality or to any other place in the Grand Duchy of Luxembourg by a resolution of board of directors of the Company (the Board), which is authorised to amend the Articles, to the extent necessary, to reflect the transfer and the new location of the registered office.

2.2          Branches, offices, administrative centres and agencies

The Board shall further have the right to set up branches, offices, administrative centres and agencies wherever it shall deem fit, either within or outside the Grand Duchy of Luxembourg.

ARTICLE 3.          Duration

3.1          Unlimited duration

The Company is formed for an unlimited duration.

3.2          Dissolution

The Company may be dissolved, at any time, by a resolution of the general meeting of the shareholders of the Company (the General Meeting) adopted in the manner provided for in Article 11 with respect to the amendments of the Articles.

ARTICLE 4.          Purpose

The corporate purpose of the Company is to develop activities in relation with iLottery and iGaming solutions and services as well as any related areas. This includes the (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, partnership interests, bonds, debentures, notes and other securities or financial instruments of any kind (including notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).

The Company may borrow in any form. It may enter into any type of loan agreement and it may issue notes, bonds, debentures, certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issuance programs. The Company may further list all or part of its shares on a regulated or unregulated stock exchange in or outside of the European Union. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or any other company.

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The Company may also give guarantees and grant security interests over some or all of its assets including, without limitation, by way of pledge, transfer or encumbrance, in favor of or for the benefit of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company.

The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally use any techniques and instruments relating to investments for the purpose of their efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

The Company may carry out any commercial, industrial, and financial operations, which are directly or indirectly connected with its purpose or which may favor its development. In addition, the Company may acquire and sell real estate properties, for its own account, either in the Grand Duchy of Luxembourg or abroad and it may carry out all operations relating to real estate properties.

In general, the Company may take any controlling and supervisory measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its purpose.

The descriptions above are to be construed broadly and their enumeration is not limiting. The Company's purpose shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing matters.

ARTICLE 5.          Share capital

5.1          Outstanding share capital

The share capital is set at USD 45,263.77 (forty-five thousand two hundred sixty-three United States Dollars and seventy-seven cents), represented by 25,565,095 (twenty-five million five hundred sixty-five thousand ninety-five) shares, without nominal value.

5.2          Share capital increase and share capital reduction

The share capital of the Company may be increased or reduced by a resolution adopted by the General Meeting in the manner required for amendment of the Articles, as provided for in Article 11.

5.3          Pre-emptive rights

In the case of an issuance of shares in consideration for a payment in cash or an issuance in consideration for a payment in cash of those instruments covered in article 420-27 of the Companies Act, including, without limitation, convertible bonds that entitle their holders to subscribe for or to be allocated with shares, the shareholders shall have pro rata pre-emptive rights with respect to any such issuance in accordance with the Companies Act.

The preferential subscription period is decided by the Board but must be of at least fourteen (14) days as from the date of the publication of the offering in the RESA (Recueil électronique des sociétés et associations) and a journal published in Luxembourg (the Preferential Subscription Period).
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Third parties may take part in the capital increase at the end of the Preferential Subscription Period, except if the Board decides that preferential subscription rights (the PSR) shall be exercised, in proportion to the capital represented by their shares, by the holders of such PSR (the PSR Holders) who already exercised their PSR during the Preferential Subscription Period. In that case, the subscription terms of the PSR Holders shall be determined by the Board.

The General Meeting may limit or withdraw the PSR or authorise the Board to do so (as the case may be) under the conditions prescribed for under article 420-26(5) of the Companies Act.

5.4          Contributions to a “capital surplus” account

The General Meeting is authorised to approve capital contributions without the issuance of new shares by way of a payment in cash or a payment in kind or otherwise, on the terms and conditions set by the General Meeting. A capital contribution without the issuance of new shares shall be booked in a “capital surplus” account.

The General Meeting has the option (but not the obligation) to decide that any contribution in cash or in kind made by any shareholder as “capital surplus” will be booked in a specific “capital surplus” account allocated to the relevant shareholder and will be available only (i) for the purpose of distributions, whether by dividend, share redemption or otherwise, to the relevant shareholder or (ii) to be incorporated in the share capital to issue shares corresponding to the relevant shareholder only.

5.5          Authorisation for the Board to increase the share capital

(a)          Size of the authorisation

The authorised capital of the Company is set at USD 188,406.11 (one hundred eighty-eight thousand four hundred six United States Dollars and eleven cents) (the Authorised Capital Amount) represented by a number of shares to be freely determined by the Board, each without nominal value (but with a par accounting value at least equivalent to the par accounting value of the existing shares from time to time).

(b)          Conditions of the authorisation

The Board is authorised, during a period starting on 10 November 2020 and expiring on the fifth anniversary of such date (the Period), to increase the current share capital up to the Authorised Capital Amount, in whole or in part from time to time: (i) by way of issuance of shares in consideration for a payment in cash, (ii) by way of issuance of shares in consideration for a payment in kind, and/or (iii) by way of capitalisation of distributable profits and reserves, including share premium and capital surplus, with or without an issuance of new shares.

The Board is authorised to determine the terms and conditions attaching to any subscription and issuance of shares pursuant to the authority granted under this Article 5.5, including by setting the time and place of the issuance or the successive issuances of shares, the issue price, with or without share premium, and the terms and conditions of payment for the shares under any documents and agreements including, without limitation, convertible loans, option agreements or stock option plans.

During the Period, the Board is authorised to issue (a) convertible bonds, or any other convertible debt instruments, bonds carrying subscription rights or any other instruments entitling their holders to subscribe for or be allocated with shares, such as, without limitation, warrants (the Instruments), and (b) issue shares subject to and effective as of the exercise of the rights attached to the Instruments, until, with respect to both items (a) and (b), the amount of increased share capital that would be reached as a result of the exercice of the rights attached to the Instruments is equal to the authorised share capital and (ii) issue shares pursuant to the exercise of the rights attached to the Instruments until the amount of increased share capital resulting from such issuance of shares is equal to the authorised share capital, at any time, whether or not during the Period; provided that the Instruments are issued during the Period within the limits of the Authorised Capital Amount. The issuance of the shares following the exercise of the rights attached to the Instruments may be carried out by a payment in cash, a payment in kind or a capitalisation of distributable profits and reserves, including share premium and capital surplus during or after the Period.
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The Board is authorised to (i) determine the terms and conditions of the Instruments, including the price, the interest rate, the exercise rate, conversion rate or the exchange rate, and the repayment conditions, and (ii) issue such Instruments.

(c)          Authorisation to cancel or limit the pre-emptive rights

The Board is authorised to cancel or limit the pre-emptive rights of the shareholders set out in the Companies Act, as reflected in Article 5.3, in connection with an issue of new shares and Instruments made pursuant to the authority granted under this Article 5.5.

(d)          Recording of capital increases in the Articles

Article 5 of the Articles shall be amended so as to reflect each increase in share capital pursuant to the use of the authorisation granted to the Board under this Article 5 and the Board shall take or authorise any person to take any necessary steps for the purpose of the recording of such increase and the consequential amendments to the Articles before a notary.

ARTICLE 6.          Shares

6.1          Form of the shares

The shares of the Company are in registered form (actions nominatives) only.

6.2          Share register and share certificates

A share register will be kept at the registered office, where it will be available for inspection by any shareholder. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the nominal value (if any) or accounting par value paid in on each such share, the issuance of shares, the transfer of shares and the dates of such issuance and transfers. Without prejudice to Article 6.3, the ownership of the registered shares will be established by the entry in this register.

6.3          Deposit

Notwithstanding the foregoing in this Article 6, where shares are recorded in the register of shareholders in the name of or on behalf of a securities settlement system or the operator of such system and recorded as book-entry interests in the accounts of a professional depositary or any sub-depositary (any depositary and any sub-depositary being referred to hereinafter as a Depositary), the Company - subject to having received from the Depositary a certificate in proper form - will permit the Depository of such book-entry interests to exercise the rights attaching to the shares corresponding to the book-entry interests of the relevant shareholder, including receiving notices of general meetings, admission to and voting at general meetings, and shall consider the Depository to be the direct holder of the shares corresponding to the book-entry interests for all purposes in these Articles. The Board may determine the formal requirements with which such certificates must comply.
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Notwithstanding the other provisions of these Articles, the Company will make any and all payments (including any dividend payments and any other distributions) in respect of shares recorded in the name of a Depositary, or deposited with any of them, as the case may be, whether in cash, shares or other assets, only to such Depositary, or otherwise in accordance with such Depositary’s instructions, and that payment shall release the Company from any and all obligations for such payments.

6.4          Ownership and co-ownership of shares

The Company will recognise only one holder per share. In the event that a share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that share until one person has been appointed as sole holder in relation to the Company. The person appointed as the sole holder of the shares towards the Company in all matters by all the joint holders of those shares shall be named first in the register.

Only the joint holder of a share first named in the register, as appointed by all the joint holders of such share, shall be entitled, in its capacity as sole holder towards the Company of that share jointly held, to exercise the rights attached to such share, including without limitation: (i) to be served notices by the Company, including convening notices relating to general meetings, (ii) to attend general meetings and to exercise the voting rights attached to the share jointly held at any such meetings, and (iii) to receive dividend payments in respect of the share jointly held.

6.5          Share redemptions

Without prejudice to Article 6.3 above, the Company may redeem its own shares within the limits set forth by law.

Any shares redeemed in accordance with this Article 6.5 may be cancelled or held for an unlimited duration as treasury shares by the Company without any voting rights and, unless otherwise decided, as the case may be, by the Board or the General Meeting without any right to any distributions whatsoever, in which case the distributions otherwise payable under such treasury shares will be allocated, and become payable, on a pro rata basis to the benefit of the remaining outstanding shares).

Such treasury shares may be distributed at any time to existing shareholders (it being understood that no preferential subscription rights or equivalent shall apply in this event) or third parties, subject to compliance with the Company’s corporate interest, by a decision of the Board.

6.6          Suspension of rights of shareholders

(a)          If at any time the Company determines that a Shareholder Regulatory Event has occurred, it may at any time, by written notice (a Shareholder Regulatory Event Notice) to the holder(s) of any interest(s) in any shares (the Relevant Shares) in the Company to whom a Shareholder Regulatory Event relates (or to whom the Company reasonably believes it to relate), in its absolute discretion with immediate effect (or with effect from such date as is specified in such Shareholder Regulatory Event Notice), suspend one or more of the following rights attaching to such Relevant Shares (and the holder of such Relevant Shares shall be deemed to have irrevocably waived):

(b)          the voting rights attached to the Relevant Shares, in accordance with article 450-1 (9) of the Companies Act;

(c)          the right to receive any payment or distribution (whether by way of dividend, interest, or otherwise) in respect of any Relevant Shares, or receive any other form of remuneration, including for services rendered; and

(d)          the right to the subscribe to any further issuance of shares (and consequently to not exercise any preferential subscription rights) or other securities in respect of the Relevant Shares.
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6.7          Required disposal of Disposal Shares

If at any time the Company determines that a Shareholder Regulatory Event has occurred it may, in its absolute discretion at any time, by written notice (a Disposal Notice) to a holder of any interest(s) in any shares in the Company to whom the Shareholder Regulatory Event relates (or to whom the Company reasonably believes it to relate), require the recipient of the Disposal Notice or any person named therein as interested in (or reasonably believed to be interested in) shares of the Company to dispose of such number of shares as is specified in the Disposal Notice (the Disposal Shares) and for evidence in a form reasonably satisfactory to the Company that such disposal shall have been effected to be supplied to the Company within fourteen (14) days (or such other time required by a Gambling Regulatory Authority) from the date of the Disposal Notice or within such other period as the Company shall (in its absolute discretion) consider reasonable. The Company may withdraw a Disposal Notice so given whether before or after the expiration of the period referred to therein if it appears to the Company that the ground or purported grounds for its service do not exist or no longer exist.

6.8          Right of Company to sell Disposal Shares

If a Disposal Notice is not complied with in accordance with its terms or otherwise not complied with to the satisfaction of the Company within the time specified, and has not been withdrawn, the Company shall, in its absolute discretion, be entitled, (a) so far as it is able, to dispose (or procure the disposal) of the Disposal Shares to a designated third party at the highest price reasonably obtainable by the Company or its agents in the circumstances (or such amount permitted by the Gambling Regulatory Authority) and shall give written notice of any such disposal to those persons on whom the Disposal Notice was served, and/or (b) subject to all applicable law and regulation, to acquire the Disposal Shares by way of a redemption in accordance with applicable law.

Any such disposal by the Company shall be completed as soon as reasonably practicable after expiry of the time specified in the Disposal Notice and, in any event, within ninety (90) days after the expiry of the time specified in the Disposal Notice provided that a disposal may be suspended during any period when dealings by the directors in the Company’s shares are not permitted by applicable law or regulation but any disposal of Disposal Shares so suspended shall be completed within thirty (30) days after the expiry of the period of such suspension. To the extent necessary, the holder of the Disposal Shares grants an irrevocable power of attorney to the Company (and any of its directors, officer, employee or agent) to carry out any action and execute any document necessary or useful in relation to the disposal of the Disposal Shares.

6.9          Steps to be taken in connection with the sale of Disposal Shares

Neither the Company nor any director, officer, employee or agent of the Company shall be liable to any holder of or any person having any interest in Disposal Shares disposed of in accordance with Articles 6.6 to 6.11 (inclusive) or to any other person provided that, in disposing of such Disposal Shares, the Company acts in good faith within the time periods specified above. For the purpose of effecting any disposal of Disposal Shares held in uncertificated form, the Company may make such arrangements on behalf of the registered holder of the Disposal Shares as it may think fit to transfer title to those shares through a relevant system. For the purpose of effecting any disposal of Disposal Shares held in certificated form, the Company may authorise in writing any, director, officer, employee or agent of the Company to execute any necessary transfer on behalf of the registered holder(s) and may issue a new share certificate or other document of title to the purchaser and enter the name of the transferee in the register. The net proceeds of any such disposal shall be received by the Company whose receipt shall be a good discharge for the purchase money and shall be paid (without interest being payable thereon) to the former registered holder of the Disposal Shares upon surrender by him of all relevant share certificate(s) or other documents of title in respect of such Disposal Shares. The transferee shall not be bound to see the application of such proceeds and once the name of the transferee has been entered into the register in respect of the Disposal Shares, the validity of the transfer of the Disposal Shares shall not be questioned. Any delay on the part of the Company in exercising any or all of its rights under Articles 6.6 to 6.11 (inclusive) shall not in any way invalidate the transfer of any Disposal Shares made hereunder or any other steps undertaken in connection therewith. Save as otherwise specifically provided by Articles 6.6 to 6.11 (inclusive), the manner, timing and terms of any disposal of Disposal Shares by (or on behalf of) the Company shall be determined by the Company and the Company may take advice from such persons as are considered by it to be appropriate as to the manner, timing and terms of any such disposal. The holder(s) of the Relevant Shares to whom such Shareholder Regulatory Event relates shall be liable to reimburse the Company for all expenses incurred by the Company in performing its obligations and exercising its rights hereunder, including attorney’s fees.
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6.10        Meaning of Shareholder Regulatory Event

For the purposes of Articles 6.6 to 6.11 (inclusive), a Shareholder Regulatory Event shall occur if:

(a)          a Gambling Regulatory Authority informs the Company or any member of its group that any member of the Company or any person interested or believed to be interested in shares of the Company is for whatever reason:

(i)          unsuitable to be a person interested in shares of the Company;

(ii)         not licensed or qualified to be a person interested in shares of the Company;

(iii)        disqualified as a holder of interests in shares of the Company, under any legislation regulating the operation of any gambling activity or any activity ancillary or related thereto undertaken or to be undertaken by the Company or any member of its group or any other company, partnership, body corporate or other entity in which the Company or any member of its group is interested; or

(iv)        failing to reasonably cooperate fully with an investigation by a Gambling Regulatory Authority which as a result jeopardizes the Company’s ability to obtain or maintain any license or registration.
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(b)         a Gambling Regulatory Authority by reason, in whole or in part, of the interest of any person or persons in shares of the Company (or by its belief as to the interest of any person or persons in such shares) has:

(i)          refused, revoked, cancelled, opposed, or indicated to the Company or any member of its group or any other company, partnership, body corporate or other entity in which the Company or any member of its group is interested that it will or is likely to or may refuse, revoke, cancel or oppose, in relation to; or

(ii)         imposed any condition or limitation which may have a material adverse impact upon the operation of any gambling activity or any activity ancillary or related thereto undertaken or to be undertaken by the Company or other entity in which the Company or any member of its group is interested, or upon the benefit of which the Company or any other member of its group derives or is likely to derive from the operation by any other member of its group or any other company, partnership, body corporate, or other entity in which the Company or any member of its group is interested in any gambling activity or any activity ancillary or related thereto or indicated to the Company or any member of its group or any such other company, partnership, body corporate or other entity that it will or is likely to or may impose any such condition or limitation, in relation to, the grant, renewal, or the continuance of any registration, licence, approval, finding of suitability, consent, or certificate required by any legislation regulating (or code of conduct or practice recognised or endorsed by the Gambling Regulatory Authority relevant to) the operation of any gambling activity or any activity ancillary or related thereto undertaken or to be undertaken by the Company or any member of its group or any other company, partnership, body corporate or other entity in which the Company or any member of its group is interested, which is held by or has been applied for by the Company or any member of its group or other such person.

6.11        Interpretation of provisions regarding Shareholder Regulatory Event

For the purpose of Articles 6.6 to 6.11 (inclusive):

(a)          the Company may, in determining the reason for any action or potential action of a Gambling Regulatory Authority, have regard to any statements or comments made by any members, officers, employees or agents of the Gambling Regulatory Authority whether or not such statements or comments form part of or are reflected in any official determination issued by the Gambling Regulatory Authority, and may act notwithstanding any appeal in respect of the decision of any Gambling Regulatory Authority;

(b)          a Gambling Regulatory Authority means any authority wherever located (whether a government department, independent body established by legislation, a government, self-regulating organisation, court, tribunal, commission, board, committee or otherwise) vested with responsibility (with or without another or others) for the conduct of any gambling activity or any activity ancillary, or related thereto;

(c)         the Board may exercise the powers of the Company under Articles 6.6 to 6.11 (inclusive) and any powers, rights or duties conferred by Articles 6.6 to 6.11 (inclusive) on the Company and exercisable by the Board may be exercised by a duly authorised committee of the Board or any person(s) to whom authority has been delegated by the Board or any such committee of the Board, as applicable;

(d)         any resolution or determination of, or any decision or the exercise of any discretion or power under Articles 6.6 to 6.11 (inclusive) by the Company, the Board, a duly authorised committee of the Board or any person to whom authority has been delegated thereby shall be final and conclusive and binding on all concerned, and neither the Company, the Board, nor any person acting under the authority thereof shall be obliged to give any reason(s) therefor;
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(e)          gambling activity or any activity ancillary or related thereto includes (but is not limited to) the provision of online services to customers in connection with such activity or activities and shall include the provision of financial services.

ARTICLE 7.          Transfer of registered shares

A transfer of registered shares may be effected by a written declaration of transfer entered in the share register of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney, and in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.

The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee to the satisfaction of the Company.

ARTICLE 8.          Debt securities

Debt securities issued by the Company shall be in registered form only.

ARTICLE 9.          Powers of the General Meeting

In the case of a plurality of shareholders, any regularly constituted General Meeting shall represent the entire body of shareholders of the Company.

ARTICLE 10.         Annual general meeting of the shareholders – Other meetings

The annual general meeting shall be held, in accordance with Luxembourg law, in the Grand Duchy of Luxembourg at the address of the registered office of the Company or at such other in the Grand Duchy of Luxembourg and at such time as specified in the convening notice of the meeting.

Other general meetings may be held at such a place and time as are specified in the respective convening notices of the relevant meetings.

ARTICLE 11.         Notice, quorum, convening notices, powers of attorney and vote

11.1        Right and obligation to convene a general meeting

The Board, as well as the internal auditors, if any, may convene a general meeting. They shall be obliged to convene it so that it is held within a period of one month, if shareholders representing one-tenth of the capital require this in writing, with an indication of the agenda. One or more shareholders representing at least one-tenth of the subscribed capital may request that the entry of one or more items be added to the agenda of any general meeting. This request must be addressed to the Company at least five (5) days before the relevant general meeting.

11.2        Procedure to convene a general meeting

General Meetings shall be convened in accordance with the provisions of the Companies Act and as long as the shares of the Company are listed on a foreign stock exchange, in accordance with the requirements of such foreign stock exchange applicable to the Company.

If all the shareholders of the Company are present or represented at a general meeting, and consider themselves as being duly convened and informed of the agenda of the general meeting set by the Board or by the internal auditors, as the case may be, the general meeting may be held without prior notice.
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The documents mentioned under article 461-6 of the Companies Act shall be made available at the registered office of the Company for inspection by the shareholders at least eight (8) days prior to the general meeting.

11.3        Voting rights attached to the shares

Each share entitles its holder to one vote (provided that the Board may impose a record date formality in the convening notice which shall condition the exercise of the voting right).

The Board may, in its sole discretion, suspend the voting rights of any shareholder in the case that such shareholder has, by action or omission, failed to fulfil its obligations under the Articles or under its subscription agreement.

Any shareholder may, partly or entirely, waive the exercise of its voting rights with respect to some or all of its shares. Such waiver will be binding on the relevant shareholder and will be enforceable towards the Company following its notification by the relevant shareholder in writing.

11.4        Quorum, majority requirements and reconvening of general meeting for lack of quorum

Except as otherwise required by law or by these Articles, resolutions at a general meeting will be passed by the majority of the votes expressed by the shareholders present or represented, no quorum of presence being required.

However, resolutions to amend the Articles or to change the nationality of the Company may only be passed in a general meeting where at least one half of the share capital is represented (the Presence Quorum provided that shares with waived/suspended voting rights shall not be considered for such quorum calculation) and the agenda indicates the proposed amendments to the Articles and, as the case may be, the text of those which pertain to the purpose or the form of the Company. If the Presence Quorum is not reached, a second meeting may be convened by an announcement filed with the Trade and Companies Register and published in the RESA (Recueil électronique des sociétés et associations) and in a Luxembourg newspaper at least fifteen (15) days before the relevant meeting. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous general meeting. The second general meeting shall deliberate validly regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be passed, must be carried by at least two-thirds of the votes expressed at the relevant general meeting.

In calculating the majority with respect to any resolution at a general meeting, the votes expressed shall not include the votes relating to shares in which the shareholder abstains from voting, casts a blank (blanc) or spoilt (nul) vote or does not participate.

The commitments of the shareholders may only be increased with the unanimous vote of all the shareholders.

11.5        Participation by proxy

A shareholder may act at any general meeting by appointing another person, who need not be a shareholder, as its proxy in writing. Copies of written proxies that are transmitted by telefax or e-mail may be accepted as evidence of such written proxies at a general meeting. In order to be taken into account, a copy of the proxy must be received by the Company before the relevant general meeting at such time as specified in the convening notice.
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11.6        Vote by correspondence

The shareholders may vote in writing (by way of a voting bulletin provided that the written voting bulletins include: (i) the name, first name, address and signature of the relevant shareholder, (ii) an indication of the shares for which the shareholder will exercise such right, (iii) the agenda as set forth in the convening notice with the proposals for resolutions relating to each agenda item , and (iv) the vote (approval, refusal, abstention) on the proposals for resolutions relating to each agenda item. In order to be taken into account, a copy of the voting bulletins must be received by the Company before the relevant general meeting at such time as specified in the convening notice.

11.7        Participation in a general meeting by conference call, video conference or similar means of communications

Any shareholder may participate in a general meeting by conference call, video conference or similar means of communication, as shall be determined by the Board, whereby: (i) the shareholders attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis, and (iv) the shareholders can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting.

11.8        Bureau

The president chairman of the Board presides at the general meeting as chairman. The chairman shall appoint a secretary and the shareholders shall appoint a scrutineer. The chairman, the secretary and the scrutineer together form the bureau of the general meeting.

11.9        Minutes and certified copies

The minutes of the general meeting will be signed by the members of the bureau of the general meeting and by any shareholder who wishes to do so.

However, where decisions of the general meeting have to be certified, copies or extracts for use in court or elsewhere must be signed by the chairman of the Board or by any two (2) other directors.

ARTICLE 12.          Management

12.1        Minimum number of directors and term of directorship

The General Meeting shall determine the number of directors, their remuneration and their term of office providing that (i) there must be at least three (3) and no more than nine (9) directors in the Company and (ii) the members of the Board shall be elected for a term not exceeding six (6) years and shall be eligible for re-election.

12.2        Permanent representative

Where a legal entity is elected as a director (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as a member of the Board in accordance with article 441-3 of the Companies Act.
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12.3        Election, removal and vacancy

The director(s) shall be elected by the General Meeting.

A director may be removed with or without cause and/or replaced, at any time, by a resolution adopted by the General Meeting.

In the event of vacancy in the office of one or more directors because of death, resignation or otherwise, the remaining directors may elect at a meeting of the Board the director(s), by a majority vote, to fill such vacancy or vacancies, as the case may be, until the following general meeting.

12.4        Right to nominate

For as long as Barak Matalon, Aharon Aran, Eliyaho Azur, and Pinhas Zahavi, (the Founding Shareholders) own in the aggregate at least 40% of the issued and outstanding share capital of the Company, a number of directors equal to 50% of the total number of directors will be elected by the General Meeting from nominees selected by the Founding Shareholders.

For so long as the Founding Shareholders own in the aggregate less than 40% of the issued and outstanding share capital of the Company, but still own in the aggregate at least 25% of the issued and outstanding share capital of the Company, a number of directors equal to 33% of the total number of directors will be elected by the General Meeting from nominees selected by the Founding Shareholders.

For the purposes of paragraphs 1 and 2 of this Article 12.4, should the number of directors to be elected from nominees selected by the Founding Shareholders be a fractional number, such number shall be rounded down to the nearest whole number.

For so long as the Founding Shareholders own in the aggregate less than 25% of the issued and outstanding share capital of the Company, but still own in the aggregate at least 15% of the issued and outstanding share capital of the Company, one director will be elected by the General Meeting from nominees selected by the Founding Shareholders.

If the Founding Shareholders own in the aggregate less than 15% of the issued and outstanding share capital of the Company, their rights to nominate directors for election shall be the same as any other shareholder.

Where the Founding Shareholders have the right to nominate (for election by the General Meeting) members of the Board pursuant to this Article 12.4, no other shareholder shall be entitled to nominate members of the Board for election to those Board seats.

ARTICLE 13.         Meetings of the Board

13.1        Chairman

The Board may appoint a chairman (the Chairman) from among its members and may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the Board. The Chairman will chair all meetings of the Board. In his/her absence, the other members of the Board will appoint another chairman pro tempore who will chair the relevant meeting by simple majority vote of the directors present or represented at such meeting.
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13.2        Observer

The Board may allow the appointment of one or more observers to the Board, who will be entitled to attend each Board meeting of the Company and any committee thereof, and receive the written materials provided to the Board members, but shall not have any voting rights at any meeting of the Board or any committee thereof.

Any observer must keep confidential all information and documents received in such capacity and undertakes the same towards the Company.

13.3        Procedure to convene a board meeting

The Board shall meet upon call by the Chairman or any two directors at the place indicated in the meeting notice.

Written meeting notice of the Board shall be given to all the directors (and, in relation to meetings to which she/he is entitled to participate, the Observer) at least twenty-four (24) hours in advance of the day and the hour set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board.

No such written meeting notice is required if all the members of the Board are present or represented during the meeting and if they state they have been duly informed and have had full knowledge of the agenda of the meeting. In addition, if all the members of the Board are present or represented during the meeting and they agree unanimously to set the agenda of the meeting, the meeting may be held without having been convened in the manner set out above.

A member of the Board may waive the written meeting notice by giving his/her consent in writing. Copies of consents in writing that are transmitted by telefax or e-mail may be accepted as evidence of such consents in writing at a meeting of the Board. Separate written notice shall not be required for meetings that are held at times and at places determined in a schedule previously adopted by a resolution of the Board.

13.4        Participation by conference call, video conference or similar means of communication

Any director may participate in a meeting of the Board by conference call, video conference or by similar means of communication whereby: (i) the directors attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis, and (iv) the directors can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board held by such means of communication will be deemed to be held in Luxembourg.

13.5        Proceedings

(a)          Quorum and majority requirements

The Board may validly deliberate and make decisions only if at least one half of its members are present or represented. Decisions are made by the majority of the votes expressed by the members present or represented. If a member of the Board abstains from voting or does not participate to a vote, this abstention or non participation are not taken into account in calculating the majority.
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(b)          Participation by proxy

Any member of the Board may act at any meeting of the Board by appointing in writing another director as his or her proxy, under the condition however that at least two directors are present at the meeting. Copies of written proxies that are transmitted by telefax or by e-mail may be accepted as evidence of such written proxies at a meeting of the Board.

(c)          Casting vote of Chairman

In the case of a tied vote, the Chairman or the chairman pro tempore, as the case may be, shall have a casting vote.

13.6        Conflicts of interest

(a)          Procedure regarding a conflict of interest

In the event that a director of the Company has, directly or indirectly, a financial interest opposite to the interest of the Company in any transaction of the Company that is submitted to the approval of the Board, such director shall immediately make known to the Board such opposite interest at that board meeting and shall cause a record of his statement to be included in the minutes of the meeting. The director may not take part in the deliberations relating to that transaction, will not count in the quorum, and may not vote on the resolutions relating to that transaction. The transaction and the director’s interest therein, shall be reported to the following general meeting.

(b)          Exceptions regarding a conflict of interest

Article 13.6(a) does not apply to resolutions of the board of directors concerning transactions made in the ordinary course of business of the Company which are entered into on arm's length terms.

A Director of the Company who serves as director, manager, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be held as having an interest opposite to the interest of the Company for the purpose of this Article 13.6.

(c)          Impact on quorum

Where, by reason of a conflict of interest, the number of directors required in order to validly deliberate and vote is not met, the Board may decide to submit the decision on this specific item to the General Meeting.

13.7        Written resolutions

Notwithstanding the foregoing, a resolution of the Board may also be passed in writing. Such resolution shall consist of one or more documents containing the resolutions, signed by each director, manually or electronically by means of an electronic signature which is valid under Luxembourg law. The date of such resolution shall be the date of the last signature.
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ARTICLE 14.         Minutes of meetings of the Board

14.1        Signature of board minutes

The minutes of any meeting of the Board shall be signed by the Chairman or the chairman pro tempore, as the case may be or by all the directors present at such meeting.

14.2        Signature of copies or extracts of board minutes

Copies or extracts of minutes or resolutions in writing from the Board, which may be produced in judicial proceedings or otherwise shall be signed by the Chairman, or any two members of the Board.

ARTICLE 15.         Powers of the Board

The Board is vested with the broadest powers to perform or cause to be performed any actions necessary or useful in connection with the purpose of the Company. All powers not expressly reserved by the Companies Act or by the Articles to the General Meeting fall within the authority of the Board.

ARTICLE 16.         Delegation of powers

16.1        Daily management

The Board may appoint one or more persons (délégué à la gestion journalière), who may be a shareholder or not, or who may be a member of the Board or not, who shall have full authority to act on behalf of the Company in all matters pertaining to the daily management and affairs of the Company.

16.2        General director (directeur général)/management committees (comités de direction)

The management of the Company may be delegated to a general director (directeur général) or to a management committee (comité de direction).

When a general director (directeur général) or a management commitee (comité de direction) is appointed, the Board is in charge of the supervision and control of the general director (directeur général) or management commitee (comité de direction).

16.3        Permanent representative of the Company

The Board may appoint a person, who may be a shareholder or not, and who may be a director or not, as permanent representative for any entity in which the Company is appointed as a member of the board of directors. This permanent representative will act with all discretion, in the name and on behalf of the Company, and may bind the Company in its capacity as a member of the board of directors of any such entity.

16.4        Delegation to perform specific functions

The Board is also authorised to appoint a person, either a director or not, for the purposes of performing specific functions at every level within the Company.

16.5        Delegation to special committees

The Board may decide to put in place special committees. The composition of the special committees and the powers conferred to them are determined by the Board. The special committees perform their duties under the Board’s responsibility.
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ARTICLE 17.         Binding signatures

17.1        Signatory powers of directors

The Company shall be bound towards third parties in all matters by the joint signatures of any two members of the Board.

17.2        Specific signatory powers

The Company will be bound by the sole signature or the joint signatures of any person(s) or committees to whom specific signatory powers is granted by the Board of the Company, only within the limits of such powers.

ARTICLE 18.          Indemnification

Subject to applicable laws, the Company shall indemnify all of its directors and officers, past and present, to the fullest extent permitted by Luxembourg law, against liabilities and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she is involved by virtue of him or her being or having been a director or officer of the Company and against amounts paid or incurred by him or her in the settlement thereof.

ARTICLE 19.          Internal auditor(s) (commissaire(s)) - Approved statutory auditor(s) (réviseur (s) d'entreprises agréé (s) or cabinet de révision agréé)

19.1        Internal auditor (commissaire)

The operations of the Company shall be supervised by one or more internal auditor(s) (commissaire(s)). The internal auditor(s) shall be appointed for a term not exceeding six (6) years and shall be eligible for re-appointment.

The internal auditor(s) will be appointed by the General Meeting, which will determine their number, their remuneration and the term of their office. The internal auditor(s) in office may be removed at any time by the General Meeting with or without cause.

19.2        Approved statutory auditor (réviseur d'entreprises agréé or cabinet de révision agréé)

However, no internal auditor(s) shall be appointed if, instead of appointing one or more internal auditor(s), one or more approved statutory auditors (réviseurs d'entreprises agrées or cabinets de révision agrées) are appointed by the General Meeting to perform the statutory audit of the annual accounts in accordance with applicable Luxembourg law. The approved statutory auditor(s) shall be appointed by the General Meeting in accordance with the terms of a service agreement to be entered into from time to time by the Company and the approved statutory auditor(s). The approved statutory auditor(s) may only be removed by the General Meeting for serious causes (motifs graves).

ARTICLE 20.         Accounting year

The accounting year of the Company shall begin on 1 January and shall end on 31 December of each year.
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ARTICLE 21.         Annual accounts

21.1        Responsibility of the Board

The Board shall draw up the annual accounts of the Company that shall be submitted to the approval of the General Meeting at the annual general meeting.

21.2        Submission of the annual accounts to the internal auditor(s)

At the latest one (1) month prior to the annual general meeting, the Board will submit the annual accounts together with the report of the Board (if any) and such other documents as may be required by law to the internal auditor(s) of the Company, or the approved statutory auditor(s), as the case may be, who will thereupon draw up its (their) report(s).

21.3        Availability of documents at the registered office

At the latest eight (8) days prior to the annual general meeting, the annual accounts, the report(s) of the Board (if any) and of the internal auditor(s) or the approved statutory auditor(s), as the case may be, and such other documents as may be required by law shall be deposited at the registered office of the Company, where they will be available for inspection by the shareholders during regular business hours.

ARTICLE 22.         Allocation of results

22.1        Allocation to the legal reserve

From the annual net profits of the Company (if any), five per cent (5%) shall be allocated to the reserve required by law. This allocation shall cease to be required once such legal reserve amounts to ten per cent (10%) of the share capital of the Company, but shall again be compulsory if the legal reserve falls below ten per cent (10%) of the share capital of the Company.

22.2        Allocation of results by the General Meeting at the annual general meeting

At the annual general meeting, the General Meeting shall decide on the allocation of the annual results and the declaration and payments of dividends, as the case may be, in accordance with Article 22.1 and the rules regarding distributions set out in this Article 22.

22.3        Rules regarding distributions

Distributions to the shareholders, whether by dividend, share redemption or otherwise, out of profits and distributable reserves available for that purpose, including share premium and “capital surplus”, if and when decided by the General Meeting, shall be made on all the shares on a pro rata basis.
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22.4        Interim dividends

In accordance with article 461-3 of the Companies Act interim dividends may be distributed, at any time, by the Board under the following cumulative conditions:

(i)          an interim accounting situation (état comptable) is drawn up by the Board (the Interim Accounting Statement) (the Interim Accounting Statement shall be verified by an internal auditor (commissaire) or approved statutory auditor (réviseur d’entreprises agréé), as the case may be);

(ii)          this Interim Accounting Statement shows that sufficient profits and other reserves (including without limitation share premium and capital surplus) are available for distribution, it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and the amount to be allocated to the legal reserves;

(iii)          the decision to distribute interim dividends must be taken by the Board within two (2) months from the date of the Interim Accounting Statement; and

(iv)          the rights of the creditors of the Company are not threatened, taking into account the assets of the Company.

Where the interim dividends paid exceed the distributable profits at the end of the financial year, the relevant excess as acknowledged at the annual general meeting, shall, unless otherwise decided by the Board at the time of the dividend declaration, be deemed to be an advance payment for future dividends.

22.5        Payment of dividends

Dividends may be paid in euro or any other currency chosen by the Board and they may be paid at such places and times as may be determined by the Board within the limits of any decision made by the General Meeting (if any).

Dividends may be paid in kind in assets of any nature, and the valuation of those assets shall be set by the Board according to valuation methods determined at its discretion.

ARTICLE 23.         Dissolution and liquidation

23.1        Principles regarding the dissolution and the liquidation

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of the Articles, as set out in Article 11. In the event of a dissolution of the Company, the liquidation shall be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. The General Meeting shall also determine the powers and the remuneration of the liquidator(s).

23.2        Distribution of liquidation surplus

Under the liquidation of the Company, the surplus assets of the Company available for distribution among shareholders shall be distributed on all the shares on a pro rata basis, by way of advance payments or after payment (or provisions, as the case may be) of the Company's liabilities.

ARTICLE 24.         Federal jurisdiction clause

Unless the Company consents in writing to the selection of an alternative forum, and without prejudice to any forum that would be appropriate or mandatory per applicable laws to hear any other claims, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this Article 24. Notwithstanding the foregoing, the provisions of this Article 24 shall not apply to suits brought to enforce any liability or duty created by the U.S. Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction. If any provision or provisions of this Article 24 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 24 shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE 25.         Applicable law

All matters not expressly governed by the Articles shall be determined in accordance with Luxembourg law.
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SUIT LA VERSION FRANÇAISE DU TEXTE QUI PRÉCÈDE:

ARTICLE 1.          Forme et dénomination

Il est établi une société anonyme sous la dénomination de « NeoGames S.A. » (la Société), régie par les lois du Grand-Duché de Luxembourg et, en particulier, par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi de 1915), et par les présents statuts (les Statuts, et toute référence à un « Article » s’entend comme une référence à un article de ces Statuts).

ARTICLE 2.          Siège social

2.1          Lieu et transfert du siège social

Le siège social de la Société est établi dans la commune de Luxembourg. Il peut être transféré dans cette commune ou en tout autre lieu au Grand-Duché de Luxembourg par simple décision du conseil d’administration de la Société (le Conseil d’Administration), qui est autorisé à modifier les Statuts, dans la mesure nécessaire, pour prendre en compte le transfert et la nouvelle localisation du siège social.

2.2          Succursales, bureaux, centres administratifs et agences

Le Conseil d'Administration a par ailleurs le droit de créer des succursales, bureaux, centres administratifs et agences en tous lieux appropriés, tant au Grand-Duché de Luxembourg qu'à l'étranger.

ARTICLE 3.          Durée de la société

3.1          Durée illimitée

La Société est constituée pour une période indéterminée.

3.2          Dissolution

La Société peut être dissoute, à tout moment, en vertu d'une résolution de l'assemblée générale des actionnaires de la Société (l’Assemblée Générale) statuant, tel que prévu à l’Article 11, comme en matière de modification des Statuts.
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ARTICLE 4.          Objet social

L’objet de la Société est de développer des activités en relation avec des solutions et services de iLottery et de iGaming, ainsi que tous domaines s’y rapportant. Cela inclut (i) l'acquisition, la détention et la cession, sous quelque forme que ce soit et par tous moyens, par voie directe ou indirecte, de participations, droits, et intérêts, ainsi que les obligations de sociétés luxembourgeoises ou étrangères, (ii) l'acquisition par achat, souscription ou de toute autre manière, ainsi que l'aliénation par vente, échange ou de toute autre manière, de titres de capital, parts d’intérêts, obligations, créances, billets et autres valeurs ou instruments financiers de toutes espèces (notamment d'obligations ou de parts émises par des fonds communs de placement luxembourgeois ou étrangers, ou tout autre organisme similaire), de prêts ou toute autre ligne de crédit, ainsi que les contrats y relatifs et (iii) la propriété, l'administration, le développement et la gestion d'un portefeuille d'actifs (composé notamment des actifs décrits aux points (i) et (ii) ci-dessus).

La Société peut emprunter sous quelque forme que ce soit. Elle peut être partie à tout type de contrat de prêt et elle peut procéder à l'émission de titres de créance, d'obligations, de certificats, d'actions, de parts bénéficiaires, de warrants et de tous types de titres de dettes et de titres de capital, y compris en vertu d'un ou plusieurs programmes d'émission. La Société peut également coter toutes ou une partie de ses actions sur des marchés réglementés ou non-réglementés dans ou à l’extérieur de l’Union Européenne. La Société peut prêter des fonds, y compris ceux résultant d'emprunts et/ou d'émissions de titres à ses filiales, à ses sociétés affiliées et à toute autre société.

La Société peut également consentir des garanties et octroyer des sûretés réelles portant sur tout ou partie de ses biens, sans limitation, notamment par voie de nantissement, cession, ou en grevant de charges tout ou partie de ses biens au profit de tierces personnes afin de garantir ses obligations ou les obligations de ses filiales, de ses sociétés affiliées ou de toute autre société.

La Société peut conclure, délivrer et exécuter toutes opérations de swaps, opérations à terme (futures et forwards), opérations sur produits dérivés, marchés à prime (options), opérations de rachat, prêts de titres ainsi que toutes autres opérations similaires. La Société peut, de manière générale, employer toutes techniques et instruments liés à des investissements en vue de leur gestion efficace, y compris mais de façon non limitative, des techniques et instruments destinés à la protéger contre les risques de crédit, de change, de taux d'intérêt et autres risques.

La Société peut accomplir toutes les opérations commerciales, industrielles et financières se rapportant directement ou indirectement à son objet ou susceptibles de favoriser son développement. De plus, la Société peut faire l'acquisition et procéder à la vente de propriétés immobilières pour son compte, tant au Grand-Duché de Luxembourg qu'à l'étranger et elle peut réaliser toutes les opérations afférentes à ces propriétés immobilières.

D'une façon générale, la Société peut prendre toutes mesures de surveillance et de contrôle et effectuer toute opération ou transaction qu'elle considère nécessaire ou utile pour l'accomplissement et le développement de son objet social.

Les descriptions ci-dessus doivent être interprétées dans leur sens le plus large et leur énumération n'est pas restrictive. L'objet social de la Société couvre toutes les opérations auxquelles la Société participe et tous les contrats passés par la Société, dans la mesure où ils restent compatibles avec l'objet social décrit ci-avant.
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ARTICLE 5.          Capital social

5.1          Montant du capital social

Le capital social est fixé à 45.263,77 USD (quarante-cinq mille deux cent soixante-trois Dollars des Etats-Unis et soixante-dix-sept cents), représentés par 25.565.095 (vingt-cinq millions cinq cent soixante-cinq mille quatre-vingt-quinze) actions, sans valeur nominale.

5.2          Augmentation du capital social et réduction du capital social

Le capital social de la Société peut être augmenté ou réduit par une résolution prise par l'Assemblée Générale statuant comme en matière de modification des Statuts, tel que prévu à l’Article 11.

5.3          Droits préférentiels de souscription

En cas d'émission d'actions par apport en numéraire ou en cas d'émission d'instruments qui entrent dans le champ d'application de l'article 420-27 de la Loi de 1915 et qui sont payés en numéraire, y compris et de manière non exhaustive, des obligations convertibles permettant à leur détenteur de souscrire à des actions ou de s'en voir attribuer, les actionnaires disposent de droits préférentiels de souscription au pro rata de leur participation en ce qui concerne toutes ces émissions conformément aux dispositions de la Loi de 1915.

Le droit de souscription peut être exercé pendant un délai fixé par le Conseil d’Administration, mais ne peut être inférieur à quatorze (14) jours à compter de la date de publication de l’offre au RESA (Recueil électronique des sociétés et associations) et dans un journal publié au Luxembourg (la Période d’Exercice).

A l’issue de la Période d’Exercice, les tiers pourront participer à l’augmentation du capital, sauf au Conseil d’Administration de décider que le droit préférentiel de souscription (le DPS) doit être exercé, proportionnellement à la partie du capital que représentent leurs actions, par les détenteurs d’un DPS (les Détenteurs de DPS) qui avaient déjà exercé leur droit durant la Période d’Exercice. Les modalités de souscription par les Détenteurs de DPS sont, dans ce cas, définies par le Conseil d’Administration.

L’Assemblée Générale peut supprimer ou limiter le DPS ou autoriser le Conseil d’Administration à le faire (le cas échéant) sous les conditions prescrites à l’article 420-26(5) de la Loi de 1915.

5.4          Apport au compte de « capital surplus »

L’Assemblée Générale est autorisée à approuver les apports en fonds propres sans émission de nouvelles actions, réalisés au moyen d'un paiement en numéraire ou d'un paiement en nature, ou de toute autre manière, selon les conditions définies par l'Assemblée Générale. Un apport en fonds propres sans émission de nouvelles actions doit être enregistré dans un compte de « capital surplus ».

L’Assemblée Générale a la possibilité (mais non l’obligation) de décider que tout apport en numéraire ou en nature effectué en tant que « capital surplus » en relation avec la souscription par n’importe quel actionnaire sera enregistré dans un compte de « capital surplus » spécifique alloué à l’actionnaire concerné et sera disponible uniquement (i) aux fins de distribution à l’actionnaire concerné, que ce soit au moyen de dividendes, rachat d’actions ou autre moyen, ou (ii) pour être incorporé au capital social dans le but d’émettre des actions correspondantes uniquement à l’actionnaire concerné.
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5.5          Autorisation pour le Conseil d'Administration d'augmenter le capital social

(a)          Montant de l'autorisation

Le capital autorisé de la Société est fixé à un montant de 188.406,11 USD (cent quatre-vingt-huit mille quatre cent six Dollars des Etats-Unis et onze cents) (le Montant de Capital Autorisé) représenté par un nombre d’actions déterminable par le Conseil d’Administration à son entière discrétion, chacune sans valeur nominale (mais avec un pair comptable au moins équivalent au pair comptable des actions existantes le cas échéant).

(b)          Conditions de l'autorisation

Le Conseil d'Administration est autorisé à augmenter le capital social existant jusqu'au Montant de Capital Autorisé, en une ou plusieurs fois, au cours d'une période commençant le 10 novembre 2020 et se terminant au cinquième anniversaire de cette date (la Période) au moyen de : (i) l'émission d'actions à raison d'apports en numéraire, (ii) l'émission d'actions à raison d'apports en nature, et/ou (iii) l'incorporation des bénéfices et réserves distribuables, y inclus la prime d'émission et le « capital surplus », avec ou sans émission de nouvelles actions.

Le Conseil d'Administration est autorisé à définir les conditions applicables à toute souscription et émission d'actions conformément au pouvoir qui lui est conféré aux termes de cet Article 5.5, et notamment à déterminer le lieu et la date de l'émission ou des émissions successives d'actions, le prix d'émission, l'existence ou non d'une prime d'émission, ainsi que les modalités de paiement des actions en vertu de tout document ou contrat y compris et de manière non-exhaustive un prêt convertible, un contrat d'option ou un plan d'options sur actions.

Durant la Période, le Conseil d'Administration est autorisé (a) à émettre des obligations convertibles ou tous autres instruments de dettes convertibles, des obligations assorties d'un droit de souscription et autres instruments permettant à leur détenteur de souscrire à des actions ou de se voir attribuer des actions, tels que, de manière non-exhaustive, des warrants (les Instruments), et (b) à émettre des actions sous la condition de l'exercice des droits attachés aux Instruments et dont l'émission est effective à compter de  cet exercice jusqu'à ce que, en ce qui concerne chacun des points (a) et (b), le montant du capital social augmenté atteint en conséquence de l'exercice des droits attachés aux Instruments soit égal au capital autorisé, et (ii) à émettre des actions en raison de l'exercice des droits attachés aux Instruments jusqu'à ce que le montant du capital social augmenté atteint en conséquence d'une telle émission d'actions soit égal au capital autorisé, à tout moment, que ce soit pendant la Période ou en dehors de la Période, à la condition que les Instruments soient émis pendant la Période dans les limites du Montant de Capital Autorisé. Les actions devant être émises en conséquence de l'exercice des droits attachés aux Instruments peuvent être payées par un apport en numéraire, un apport en nature, ou au moyen de l'incorporation de bénéfice et de réserves distribuables, en ce compris la prime d'émission et le « capital surplus », pendant ou après la Période.

Le Conseil d'Administration est autorisé à (i) déterminer les conditions applicables aux Instruments, y compris le prix, le taux d'intérêt, le prix d'exercice, le taux de conversion ou le taux de change, ainsi que les modalités de remboursement, et (ii) émettre lesdits Instruments.

(c)          Autorisation de supprimer ou de limiter les droits préférentiels de souscription

Le Conseil d'Administration est autorisé à supprimer ou limiter les droits préférentiels de souscription des actionnaires prévus par la Loi de 1915, tels que reflétés dans l'Article 5.3, portant sur l'émission de nouvelles actions et d'Instruments effectuée conformément à l’autorisation accordée en vertu de l’Article 5.5.
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(d)          Modification des Statuts consécutive à une augmentation de capital

L'Article 5 des Statuts sera modifié de façon à refléter chaque augmentation du capital effectuée en vertu de l'autorisation accordée au Conseil d'Administration conformément à l'Article 5, et le Conseil d'Administration prendra lui-même ou autorisera toute personne à prendre toutes les mesures nécessaires afin de faire constater par-devant notaire l'augmentation de capital social et les modifications consécutives des Statuts.

ARTICLE 6.          Actions

6.1          Forme des actions

Les actions de la Société sont exclusivement nominatives.

6.2          Registre des actionnaires et certificats constatant les inscriptions dans le registre

Un registre des actionnaires est tenu au siège social de la Société où il peut être consulté par tout actionnaire. Ce registre contient le nom de chaque actionnaire, sa résidence ou son domicile élu, le nombre d'actions qu'il détient, la valeur nominale (le cas échéant) ou le pair comptable payé pour chacune des actions, les émissions d'actions, les cessions d'actions et les dates desdites émissions et cessions d'actions. Sous réserve des dispositions de l’Article 6.3, la propriété des actions nominatives est établie par l'inscription dans le registre.

6.3          Dépôt

Nonobstant les dispositions de cet Article 6, lorsque les actions sont enregistrées dans le registre des actionnaires au nom et pour le compte d’un système de règlement-livraison de titres ou du gestionnaire d’un tel système et enregistrées en tant qu’inscriptions en compte dans les comptes d’un dépositaire professionnel ou d’un sous-dépositaire (tout dépositaire et sous-dépositaire étant ci-après désignés comme un Dépositaire), la Société – sous réserve d’avoir reçu du Dépositaire un certificat en bonne et due forme – permettra au Dépositaire de telles inscriptions en compte d’exercer les droits attachés aux actions correspondant aux inscriptions en compte de l’actionnaire concerné, y compris de recevoir les convocations aux assemblées générales, l’admission et le vote aux assemblées générales et doit considérer le Dépositaire comme étant le détenteur direct des actions ordinaires correspondant aux inscriptions en compte aux fins des présents Statuts. Le Conseil d’Administration peut déterminer les conditions de forme auxquelles devront répondre ces certificats.

Nonobstant les autres dispositions des présents Statuts, la Société fera tous paiements (y compris les paiements de dividendes ou toutes autres distributions) en rapport avec les actions inscrites au nom du Dépositaire, ou, le cas échéant, déposées auprès d’un d’entre eux, que ce soit en numéraire, par voie d’actions ou d’autres avoirs, uniquement à un tel Dépositaire, ou selon les instructions d’un tel Dépositaire, et ce paiement libèrera la Société de toutes obligations de paiement.

6.4          Propriété et co-propriété des actions

La Société ne reconnaît qu'un seul détenteur par action. Au cas où une action appartiendrait à plusieurs personnes, la Société aura le droit de suspendre l'exercice de tous droits y attachés jusqu'au moment où une personne aura été désignée comme détenteur unique vis-à-vis de la Société. La personne désignée par les codétenteurs des actions comme détenteur unique des actions envers la Société en toute circonstance doit être nommée en premier dans le registre.
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Seul le détenteur unique d’une action nommé en premier dans le registre, tel qu’il a été désigné par tous les codétenteurs de cette action, pourra, en sa capacité d’unique détenteur envers la Société de cette action détenue collectivement, exercer les droits attachés à cette action, y compris mais de façon non limitative: (i) recevoir tout avis de la Société, y compris les convocations aux Assemblées Générales, (ii) assister aux Assemblées Générales et y exercer les droits de vote rattachés à l’action détenue collectivement, et (iii) percevoir les dividendes relatifs à cette action détenue collectivement.

6.5          Rachat d'actions

Sous réserve des dispositions de l’Article 6.3, la Société peut racheter ses propres actions dans les limites définies par la loi.

Les actions rachetées conformément à cet Article 6.5 pourront être annulées ou détenues pour une durée illimitée par la Société en tant qu’actions de trésorerie (treasury shares) et seront dépourvues de droits de vote et, à moins qu’il en soit décidé autrement par le Conseil d’Administration ou l’Assemblée Générale, selon le cas, de tout droit de distribution que ce soit, auquel cas les distributions exigibles en vertu de ces actions de trésorerie seront allouées, et deviendront exigibles, au profit des actions restantes.

De telles actions de trésorerie peuvent être distribuées de temps à autres par le Conseil d’Administration aux actionnaires existants (étant précisé qu’aucun droit préférentiel de souscription ne devra s’appliquer dans tel scénario) ou à des tiers, sous réserve du respect de l’objet social de la Société.

6.6          Suspension des droits des actionnaires

Si la Société détermine qu'un Événement Réglementaire d’Actionnaire s'est produit, elle peut à tout moment, par notification écrite (une Notification d’Événement Réglementaire d’Actionnaire) au(x) détenteur(s) de toute(s) participation(s) dans les actions (les Actions Concernées) de la Société auxquelles un Événement Réglementaire d’Actionnaire se rapporte (ou auxquelles la Société croit raisonnablement qu'il se rapporte), à sa discrétion absolue, avec effet immédiat (ou à compter de la date spécifiée dans la Notification d’Événement Réglementaire d’ Actionnaire), suspendre un ou plusieurs des droits suivants attachés aux Actions Concernées (et le détenteur de ces Actions Concernées sera réputé y avoir irrévocablement renoncé) :

(d)           les droits de vote attachés aux Actions Concernées, conformément à l'article 450-1 (9) de la Loi de 1915 ;

(e)           le droit de percevoir tout paiement ou distribution (que ce soit sous forme de dividende, d'intérêt ou autre) au titre des Actions Concernées, ou de recevoir toute autre forme de rémunération, y compris pour services rendus ; et

(f)           le droit de souscrire à toute nouvelle émission d'actions ou d'autres titres (et par conséquent de n'exercer aucun droit de souscription préférentiel) au titre des Actions Concernées.
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6.7          Obligation d’aliénation des Actions à Céder

Si la Société détermine qu'un Événement Réglementaire d’Actionnaire s'est produit, elle peut, à son entière discrétion et à tout moment, notifier par écrit (un Avis de Cession) à un détenteur de toute(s) participation(s) dans les actions de la Société à laquelle l’Événement Réglementaire d’Actionnaire se rapporte (ou à laquelle la Société croit raisonnablement qu'il se rapporte), exiger que le destinataire de l'Avis de Cession ou toute personne qui y est nommée comme étant intéressée (ou raisonnablement considérée comme étant intéressée) par les actions de la Société cède le nombre d'actions spécifié dans l'Avis de Cession (les Actions à Céder) et que la preuve, sous une forme raisonnablement satisfaisante pour la Société, que cette cession a été effectuée soit fournie à la Société dans les quatorze (14) jours (ou tout autre délai requis par une Autorité en Charge de la Réglementation des Jeux de Hasard) à compter de la date de l'Avis de Cession ou dans tout autre délai que la Société considère (à son entière discrétion) comme raisonnable. La Société peut retirer un Avis de Cession ainsi donné avant ou après l'expiration de la période qui y est mentionnée s'il apparaît à la Société que le motif ou les motifs supposés de sa prestation n'existent pas ou plus.

6.8          Cession forcée des Actions à Céder

Si un Avis de Cession n'est pas respecté conformément à ses termes ou n'est pas respecté à la satisfaction de la Société dans le délai imparti, et n'a pas été retiré, la Société a droit, à son entière discrétion, dans la mesure de ses possibilités, (a) de céder (ou de faire céder) les Actions à Céder à un tiers désigné au prix le plus élevé que la Société ou ses représentants peuvent raisonnablement obtenir dans les circonstances (ou au montant autorisé par l’Autorité en Charge de la Réglementation des Jeux de Hasard) et doit donner un avis écrit de cette cession aux personnes auxquelles l'Avis de Cession a été signifié, et/ou (b) sous réserve de toutes les lois et réglementations applicables, la Société elle-même peut également acquérir les Actions à Céder par le biais d'un rachat d’actions conformément à la loi applicable.

Une telle cession par la Société doit être réalisée dès que raisonnablement possible après l'expiration du délai spécifié dans l'Avis de Cession et, en tout état de cause, dans les quatre-vingt-dix (90) jours suivant l'expiration du délai spécifié dans l'Avis de Cession, étant entendu qu'une cession peut être suspendue pendant toute période où les opérations des administrateurs sur les actions de la Société ne sont pas autorisées par la loi ou la réglementation applicable, mais toute cession d'Action à Céder ainsi suspendue doit être réalisée dans les trente (30) jours suivant l'expiration de la période de suspension. Dans la mesure nécessaire, le détenteur des Actions à Céder accorde une procuration irrévocable à la Société (et à chacun de ses administrateurs, dirigeants, employés ou agents) pour effectuer toute action et signer tout document nécessaire ou utile en relation avec la cession des Actions à Céder.

6.9          Démarches à entreprendre dans le cadre de la vente des Actions à Céder

Ni la Société, ni aucun administrateur, dirigeant, employé ou agent de la Société ne sera responsable envers un détenteur ou une personne ayant un intérêt dans les Actions à Céder, cédées conformément aux Articles 6.6 à 6.11 (inclus) ou envers toute autre personne à condition que, lors de la cession des Actions à Céder, la Société agisse de bonne foi dans les délais indiqués ci-dessus. Aux fins d'effectuer toute cession d'Actions à Céder détenues sous forme non matérialisée, la Société peut prendre, pour le compte du détenteur enregistré des Actions à Céder, les dispositions qu'elle juge appropriées pour transférer le titre de propriété de ces actions par le biais d'un système approprié. Pour effectuer toute cession d'Actions à Céder détenues sous forme de certificat, la Société peut autoriser par écrit tout administrateur, dirigeant, employé ou agent de la Société à exécuter tout transfert nécessaire au nom du ou des détenteurs enregistrés et peut émettre un nouveau certificat d'actions ou tout autre document de titre à l'acheteur et inscrire le nom du cessionnaire dans le registre. Le produit net de cette cession sera reçu par la Société dont le reçu constituera une décharge pour le prix d'achat et sera versé (sans qu'aucun intérêt ne soit payable sur ce montant) à l'ancien détenteur enregistré des Actions à Céder sur remise par celui-ci de tous les certificats d'actions ou autres documents de propriété pertinents concernant les Actions à Céder. Le cessionnaire n'est pas tenu de voir l'affectation de ce montant et une fois que le nom du cessionnaire a été inscrit dans le registre concernant les Actions à Céder, la validité du transfert des Actions à Céder ne pourra plus être remise en cause. Tout retard de la Société dans l'exercice de tout ou une partie de ses droits en vertu des Articles 6.6 à 6.11 (inclus) n'invalide en aucune façon le transfert des Actions à Céder effectué en vertu des présentes ou toute autre mesure prise à cet égard. Sauf disposition contraire expresse des Articles 6.6 à 6.11 (inclus), la manière, le moment et les modalités de toute cession d’Actions à Céder par (ou pour le compte de) la Société seront déterminés par la Société et la Société pourra prendre conseil auprès des personnes qu'elle jugera appropriées quant à la manière, au moment et aux modalités d'une telle cession. Le(s) détenteur(s) des Actions Concernées auquel (auxquels) se rapporte cet Événement Réglementaire d’Actionnaire est (sont) tenu(s) de rembourser à la Société tous les frais encourus par celle-ci dans l'exécution de ses obligations et l'exercice de ses droits en vertu des présentes, y compris les frais d'avocat.
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6.10        Signification d’un Événement Réglementaire d’Actionnaire

Aux fins des Articles 6.6 à 6.11 (inclus), un Événement Réglementaire d’Actionnaire se produit si :

(a)           une Autorité en Charge de la Réglementation des Jeux de Hasard informe la Société ou tout membre de son groupe qu’un membre de la Société ou qu’une personne intéressée ou supposée être intéressée par les actions de la Société est pour quelque raison que ce soit :

(i)            inapte pour être une personne intéressée par les actions de la Société ;

(ii)          non autorisé ou non qualifié pour être une personne intéressée par les actions de la Société ;

(iii)         disqualifié en tant que détenteur d'intérêts dans les actions de la Société, en vertu de toute législation réglementant l'exploitation de toute activité de jeux de hasard ou toute activité auxiliaire ou liée à celle-ci, entreprise ou à entreprendre par la Société ou tout membre de son groupe ou toute autre société, partenariat, personne morale ou autre entité dans laquelle la Société ou tout membre de son groupe est intéressé ; ou

(iv)          ne coopère pas raisonnablement et pleinement à une enquête menée par une Autorité en Charge de la Réglementation des Jeux de Hasard qui, en conséquence, compromet la capacité de la Société à obtenir ou maintenir toute licence ou immatriculation.

(b)           une Autorité en Charge de la Réglementation des Jeux de Hasard, en raison, en tout ou en partie, de l’intérêt de toute(s) personnes(s) dans les actions de la Société (ou par sa suspicion quant à l’intérêt de toute(s) personne(s) dans ces actions) a :

(i)          refusé, révoqué, annulé, opposé ou indiqué à la Société ou à tout membre de son groupe ou à toute autre société, partenariat, personne morale ou autre entité dans laquelle la Société ou tout membre de son groupe est intéressé, qu'elle refusera, révoquera, annulera ou s'opposera ou est susceptible de refuser, révoquer, annuler ou s’opposer, en relation avec ; ou

(ii)         imposé toute condition ou limitation qui pourrait avoir un impact défavorable important sur l'exploitation de toute activité de jeux de hasard ou de toute activité accessoire ou liée à celle-ci, entreprise ou à entreprendre, par la Société ou toute autre entité dans laquelle la Société ou tout membre de son groupe est intéressé, ou sur le bénéfice que la Société ou tout autre membre de son groupe retire ou est susceptible de retirer de l'exploitation par tout autre membre de son groupe ou toute autre société, partenariat, personne morale ou autre entité dans laquelle la Société ou tout membre de son groupe est intéressé par une activité de jeux de hasard ou toute activité accessoire ou liée à celle-ci ou indiqué à la Société ou à tout membre de son groupe ou à toute autre société, partenariat, personne morale ou autre entité à laquelle elle imposera ou est susceptible d'imposer une telle condition ou limitation, en relation avec,
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l'octroi, le renouvellement ou la prorogation de tout enregistrement, licence, approbation, constatation d'aptitude, consentement ou certificat requis par toute législation réglementant (ou code de conduite ou de pratique reconnu ou approuvé par l'Autorité en Charge de la Réglementation des Jeux de Hasard en rapport avec) l'exploitation de toute activité de jeux de hasard ou de toute activité accessoire ou liée à celle-ci, entreprise ou à entreprendre, par la Société ou tout membre de son groupe ou toute autre société, partenariat, personne morale ou autre entité dans laquelle la Société ou tout membre de son groupe est intéressé, qui est détenu ou par rapport auquel une demande a été introduite, par la Société ou tout membre de son groupe ou toute autre personne liée.

6.11        Interprétation des provisions relatives à un Événement Réglementaire d’Actionnaire

Aux fins des Articles 6.6 à 6.11 (inclus) :

(a)          la Société peut, en déterminant la raison de toute action ou action potentielle d'une Autorité en Charge de la Réglementation des Jeux de Hasard, prendre en compte toute déclaration ou commentaire fait par tout membre, dirigeant, employé ou agent d’une Autorité en Charge de la Réglementation des Jeux de Hasard, que ces déclarations ou commentaires fassent partie ou non de ou soient reflétés ou non dans toute décision officielle émise par Autorité en Charge de la Réglementation des Jeux de Hasard, et peut agir nonobstant tout appel concernant la décision de toute Autorité en Charge de la Réglementation des Jeux de Hasard ;

(b)          une Autorité en Charge de la Réglementation des Jeux de Hasard désigne toute autorité, où qu'elle soit située (qu'il s'agisse d'un ministère, d'un organisme indépendant établi par législation, d'un gouvernement, d'une organisation d'autorégulation, d'une cour, d'un tribunal, d'une commission, d'un conseil, d'un comité ou autre), investie de la responsabilité (avec ou sans un ou plusieurs autres) de la conduite de toute activité de jeux de hasard ou de toute activité accessoire ou liée à celle-ci ;

(c)          le Conseil d'Administration peut exercer les pouvoirs de la Société en vertu des Articles 6.6 à 6.11 (inclus) et tous les pouvoirs, droits ou devoirs conférés par les Articles 6.6 à 6.11 (inclus) à la Société et pouvant être exercés par le Conseil d'Administration peuvent être exercés par un comité du Conseil d'Administration dûment autorisé ou par toute(s) personne(s) à laquelle le Conseil d’Administration ou un tel comité du Conseil d'Administration, selon le cas, a délégué ses pouvoirs ;

(d)          toute résolution ou détermination, ou toute décision ou l'exercice de toute discrétion ou pouvoir en vertu des Articles 6.6 à 6.11 (inclus) par la Société, le Conseil d’Administration, un comité dûment autorisé du Conseil d’Administration ou toute personne à qui l'autorité a été déléguée par ce dernier, sera définitive et concluante et liera toutes les parties concernées, et ni la Société, ni le Conseil d’Administration, ni toute personne agissant sous l'autorité de ce dernier ne sera obligé de donner une ou plusieurs raisons à cet égard ;
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(e)          une activité de jeux de hasard ou toute activité accessoire ou liée à celle-ci comprend, de façon non limitative, la fourniture de services en ligne aux clients en relation avec cette ou ces activités et comprend la fourniture de services financiers.

ARTICLE 7.          Transfert d'actions nominatives

Le transfert des actions nominatives peut se faire par une déclaration de transfert écrite qui sera inscrite au registre des actionnaires de la Société, après avoir été datée et signée par le cédant et le cessionnaire ou par des personnes détenant les pouvoirs de représentation nécessaires pour agir à cet effet, et conformément aux dispositions de l'article 1690 du code civil luxembourgeois relatives à la cession de créances.

La Société peut également accepter comme preuve de transfert d'actions d'autres instruments de transfert, dans lesquels les consentements du cédant et du cessionnaire sont établis de manière satisfaisante pour la Société.

ARTICLE 8.          Obligations

Les obligations émises par la Société seront exclusivement sous forme nominative.

ARTICLE 9.          Pouvoirs de l'assemblée générale

Dans l'hypothèse d'une pluralité d'actionnaires, toute Assemblée Générale valablement constituée représente l'ensemble des actionnaires de la Société.

ARTICLE 10.         Assemblée générale annuelle des actionnaires – autres assemblées générales

L'assemblée générale annuelle se tient, conformément à la loi luxembourgeoise, au Grand-Duché de Luxembourg, au siège social de la Société ou à tout autre endroit au Grand-Duché de Luxembourg et à la date indiquée dans l’avis de convocation à l’assemblée.

Les autres assemblées générales peuvent se tenir aux lieux et dates spécifiés dans les avis de convocation des assemblées générales en question.

ARTICLE 11.         Convocation, quorum, avis de convocation, procurations et vote

11.1        Droit et obligation de convoquer une assemblée générale

Une assemblée générale peut être convoquée par le Conseil d'Administration ou par le(s) commissaire(s) aux comptes, le cas échéant. Ils sont obligés de la convoquer de façon à ce qu'elle soit tenue dans un délai d'un mois si des actionnaires représentant un dixième du capital social l'exigent par écrit, en précisant l'ordre du jour. Un ou plusieurs actionnaires représentant au moins un dixième du capital social souscrit peuvent demander l'inscription d'un ou de plusieurs points à l'ordre du jour de toute assemblée générale. Cette demande doit être envoyée à la Société au moins cinq (5) jours avant la tenue de l'assemblée générale en question.

11.2        Procédure de convocation d'une Assemblée Générale

Les Assemblées Générales sont convoquées conformément aux dispositions de la Loi de 1915 et pour autant que les actions ordinaires de la Société sont inscrites à la cote d’une bourse de valeurs étrangère, conformément aux exigences de ladite bourse étrangère applicables à la Société.
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Si tous les actionnaires de la Société sont présents ou représentés à l'assemblée générale et déclarent avoir été dûment convoqués et informés de l'ordre du jour de l'assemblée générale tel que déterminé par le Conseil d'Administration ou par le(s) commissaire(s), le cas échéant, celle-ci peut être tenue sans avis de convocation préalable.

Les documents dont il est fait mention à l’article 461-6 de la Loi de 1915 doivent être mis à disposition au siège social de la Société pour consultation par les actionnaires au moins huit (8) jours avant l’assemblée générale.

11.3        Droits attachés aux actions

Chaque action confère une voix à son détenteur (sous réserve de la faculté du Conseil d’Administration d’imposer une formalité de date d’enregistrement dans la convocation, qui conditionnerait l’exercice du droit de vote).

Le Conseil d’Administration peut, à sa seule discrétion, suspendre les droits de vote de tout actionnaire dans le cas où cet actionnaire a, par action ou omission, manqué au respect de ses obligations en vertu des Statuts ou de son acte de souscription.

Tout actionnaire peut renoncer, partiellement ou totalement, à l’exercice des droits de vote attachés à tout ou partie de ses actions. Une telle renonciation lie l’actionnaire concerné et s’impose à la Société dès sa notification, par écrit, par l’actionnaire concerné.

11.4        Conditions de quorum et de majorité, et nouvelle convocation d'une assemblée générale en cas de quorum non atteint

Sauf disposition contraire de la loi ou des Statuts, les décisions prises lors d’une assemblée générale sont prises à la majorité des voix exprimées par les actionnaires présents ou représentés, aucun quorum de présence n'étant requis.

Toutefois, les décisions visant à modifier les Statuts ou la nationalité de la Société ne peuvent être adoptées que par une assemblée générale représentant au moins la moitié du capital social (le Quorum de Présence, en sachant que les actions pour lesquelles les droits de vote ont été levés/suspendus ne sont pas pris en considération pour un tel calcul de quorum) et dont l'ordre du jour indique les modifications statutaires proposées, et le cas échéant, le texte de celles qui touchent à l'objet ou à la forme de la Société. Si le Quorum de Présence n'est pas atteint, une nouvelle assemblée générale peut être convoquée par des annonces déposées auprès du registre de commerce et des sociétés et publiées quinze (15) jours au moins avant l’assemblée générale en question au RESA (Recueil électronique des sociétés et associations) et dans un journal luxembourgeois. Cette convocation reproduit l'ordre du jour et indique la date et le résultat de la précédente assemblée générale. La deuxième assemblée générale délibère valablement, quelle que soit la portion du capital représentée. Dans les deux assemblées, les résolutions, pour être valables, doivent réunir les deux tiers au moins des voix exprimées à chacune des assemblées générales.

Pour le calcul de la majorité concernant toute résolution d'une assemblée générale, les voix exprimées ne doivent pas inclure les voix attachées aux actions pour lesquelles l'actionnaire s'est abstenu de voter, a voté blanc ou nul ou n'a pas pris part au vote.

L’augmentation des engagements des actionnaires ne peut être décidée qu'avec l'accord unanime exprimé par un vote de tous les actionnaires.
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11.5        Participation par procuration

Chaque actionnaire peut prendre part à une Assemblée Générale de la Société en désignant par écrit une autre personne, actionnaire ou non, comme son mandataire. Des copies des procurations écrites envoyées par télécopie ou par courriel peuvent être acceptées par l'Assemblée Générale comme preuves de procurations écrites. Pour pouvoir être prise en compte, une copie de la procuration devra été reçue par la Société avant la tenue de l’assemblée générale en question, à la date indiquée dans la convocation.

11.6        Vote par correspondance

Les actionnaires peuvent voter par écrit (au moyen d'un formulaire), à condition que les formulaires portent : (i) les noms, prénoms, adresse et signature de l'actionnaire concerné, (ii) la mention des actions pour lesquelles l'actionnaire exerce son droit, (iii) l'ordre du jour tel que décrit dans la convocation ainsi que les projets de résolutions relatifs à chaque point de l'ordre du jour, et (iv) le vote (approbation, refus, abstention) pour chaque projet de résolution relatif aux points de l'ordre du jour. Pour pouvoir être pris en compte, une copie des formulaires devra être reçue par la Société avant la tenue de l'assemblée générale en question, à la date indiquée dans la convocation.

11.7        Participation à une assemblée générale par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire

Tout actionnaire de la Société peut participer à une assemblée générale par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire, tel que déterminé par le Conseil d’Administration, grâce auquel : (i) les actionnaires participant à la réunion peuvent être identifiés, (ii) toute personne participant à la réunion peut entendre les autres participants et leur parler, (iii) la réunion est retransmise de façon continue, et (iv) les actionnaires peuvent valablement délibérer. La participation à une réunion tenue par un tel moyen de communication équivaudra à une participation en personne à ladite réunion.

11.8        Bureau

Le président du Conseil d’Administration préside comme président de l'assemblée générale. Le président nomme un secrétaire et les actionnaires nomment un scrutateur. Le président, le secrétaire et le scrutateur forment le bureau de l'assemblée générale.

11.9        Procès-verbaux et copies certifiées des réunions de l'Assemblée Générale

Les procès-verbaux des réunions de l'assemblée générale sont signés par les membres du bureau de l'assemblée générale et par tout actionnaire qui exprime le souhait de signer.

Cependant, si les décisions de l'assemblée générale doivent être certifiées, des copies ou extraits à utiliser devant un tribunal ou ailleurs doivent être signés par le président du Conseil d'Administration ou par deux (2) administrateurs conjointement.

ARTICLE 12.         Administration

12.1        Nombre d'administrateurs minimum et conditions du mandat d'administrateur

L’Assemblée Générale détermine le nombre d’administrateurs, leur rémunération et la durée de leur mandat sous réserve que (i) la Société doit compter au minimum trois (3) et au maximum neuf (9) administrateurs et (ii) les membres du Conseil d'Administration sont élus pour un mandat de six (6) ans au maximum et sont rééligibles.
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12.2        Représentant permanent

Lorsqu'une personne morale est élue administrateur de la Société (la Personne Morale), la Personne Morale doit désigner une personne physique en tant que représentant permanent qui la représentera comme membre du Conseil d'Administration, conformément à l'article 441-3 de la Loi de 1915.

12.3        Election, révocation et cooptation

Les administrateurs sont élus par l'Assemblée Générale.

Un administrateur peut être révoqué ad nutum et/ou peut être remplacé à tout moment par décision de l'Assemblée Générale, à condition qu'un administrateur élu conformément à l'Article 12.4 ne puisse être révoqué que par les Actionnaires Fondateurs.

En cas de vacance d'un poste d'administrateur pour cause de décès, démission ou toute autre motif, les administrateurs restants pourront lors d’une réunion du Conseil d’Administration élire à la majorité des voix un nouvel administrateur afin de pourvoir au remplacement du poste devenu vacant jusqu'à la prochaine assemblée générale.

12.4        Droit de nomination

Pour aussi longtemps que Barak Matalon, Aharon Aran, Eliyaho Azur et Pinhas Zahavi (les Actionnaires Fondateurs) détiennent au total au moins 40% du capital social de la Société, un nombre d’administrateurs égal à 50% du nombre total d’administrateurs seront élus par l'Assemblée Générale parmi les candidats sélectionnés par les Actionnaires Fondateurs.

Pour aussi longtemps que les Actionnaires Fondateurs détiennent au total moins de 40% du capital social de la Société, mais détiennent toujours au total au moins 25% du capital social de la Société, un nombre d’administrateurs égal à 33% du nombre total d’administrateurs seront élus par l'Assemblée Générale parmi les candidats sélectionnés par les Actionnaires Fondateurs.

Aux fins des paragraphes 1 et 2 du présent Article 12.4, si le nombre d'administrateurs devant être élus parmi les candidats sélectionnés par les Actionnaires Fondateurs selon le pourcentage respectif (50% ou 33%) apparait sous forme fractionnaire, ce nombre doit être arrondi au nombre entier inférieur le plus proche.

Pour aussi longtemps que les Actionnaires Fondateurs détiennent au total moins de 25% du capital social de la Société, mais détiennent toujours au total au moins 15% du capital social de la Société, un (1) administrateur sera élu par l'Assemblée Générale parmi les candidats sélectionnés par les Actionnaires Fondateurs.

Si les Actionnaires Fondateurs détiennent au total moins de 15% du capital social de la Société, leur droit de proposer des administrateurs pour élection sera le même que tout actionnaire.

Lorsque les Actionnaires Fondateurs ont le droit de proposer (pour élection par l'Assemblée Générale) des membres du Conseil d'Administration en vertu du présent Article 12.4, aucun autre actionnaire n'a le droit de proposer des membres du Conseil d'Administration pour l'élection à ces sièges.
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ARTICLE 13.         Réunions du conseil d'administration

13.1        Président

Le Conseil d'Administration peut nommer un président (le Président) parmi ses membres et peut désigner un secrétaire, administrateur ou non, qui sera en charge de la tenue des procès-verbaux des réunions du Conseil d'Administration. Le Président préside toutes les réunions du Conseil d'Administration. En son absence, les autres membres du Conseil d'Administration élisent un président pro tempore qui préside ladite réunion, au moyen d'un vote à la majorité simple des administrateurs présents ou représentés à la réunion.

13.2        Observateur

Le Conseil d’Administration peut autoriser la nomination d'un ou plusieurs observateurs auprès du Conseil d’Administration, qui seront autorisés à assister à chaque réunion du Conseil d’Administration de la Société et de ses comités, et à recevoir les documents écrits fournis aux membres du Conseil d’Administration, mais qui n'auront aucun droit de vote aux réunions du Conseil d’Administration ou de ses comités.

L'Observateur doit garder confidentielles toutes les informations et tous les documents reçus à ce titre et s'engage envers la Société.

13.3        Procédure de convocation d'une réunion du Conseil d'Administration

Les réunions du Conseil d'Administration sont convoquées par le Président ou par deux administrateurs, au lieu indiqué dans l'avis de convocation de la réunion du Conseil d'Administration.

Un avis écrit de toute réunion du Conseil d'Administration est donné à tous les administrateurs au moins vingt-quatre (24) heures avant le jour et l'heure prévus pour la réunion, sauf en cas d'urgence, auquel cas la nature et les motifs de cette urgence sont mentionnés brièvement dans l'avis de convocation.

La réunion peut être valablement tenue sans avis de convocation préalable si tous les administrateurs de la Société sont présents ou représentés lors de la réunion du Conseil d'Administration et déclarent avoir été dûment informés de la réunion et de son ordre du jour. En outre, si tous les membres du Conseil d'Administration sont présents ou représentés à une réunion et décident à l'unanimité d'établir un ordre du jour, la réunion pourra être tenue sans convocation préalable effectuée de la manière décrite ci-dessus.

Tout membre du Conseil d'Administration peut décider de renoncer à la convocation écrite en donnant son accord par écrit. Les copies de ces accords écrits qui sont transmises par télécopie ou par courriel peuvent être acceptées comme preuve des accords écrits à la réunion du Conseil d'Administration. Une convocation écrite spéciale n'est pas requise pour une réunion du Conseil d'Administration se tenant aux lieux et dates prévus dans une résolution préalablement adoptée par le Conseil d'Administration.

13.4        Participation par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire

Tout administrateur peut participer à une réunion du Conseil d'Administration par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire grâce auquel : (i) les administrateurs participant à la réunion peuvent être identifiés, (ii) toute personne participant à la réunion peut entendre les autres participants et leur parler, (iii) la réunion est retransmise de façon continue, et (iv) les administrateurs peuvent valablement délibérer. La participation à une réunion du Conseil d'Administration tenue par un tel moyen de communication équivaut à une participation en personne à une telle réunion. Une réunion du Conseil d'Administration tenue par un tel moyen de communication est réputée avoir lieu à Luxembourg.
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13.5        Procédure

(a)           Conditions de quorum et de majorité

Le Conseil d'Administration ne peut valablement délibérer et prendre des décisions que si la moitié au moins des administrateurs est présente ou représentée. Les décisions sont prises à la majorité des voix exprimées par les administrateurs présents ou représentés. Si un administrateur s'est abstenu de voter ou n'a pas pris part au vote, son abstention ou sa non-participation ne sont pas prises en compte pour le calcul de la majorité.

(b)           Participation par procuration

Tout membre du Conseil d'Administration peut se faire représenter au Conseil d'Administration en désignant par écrit un autre administrateur comme son mandataire, à condition toutefois que deux administrateurs au moins soient présents à la réunion. Des copies des procurations écrites transmises par télécopie ou par courriel peuvent être acceptées comme preuve des procurations à la réunion du Conseil d'Administration.

 (c)           Voix prépondérante du Président

Au cas où lors d'une réunion, il existe une parité des voix pour et contre une résolution, la voix du Président ou du président pro tempore de la réunion, le cas échéant, sera prépondérante.

13.6        Conflits d’intérêts

(a)           Procédure relative aux conflits d’intérêts

Lorsqu’un administrateur de la Société a, directement ou indirectement, un intérêt de nature patrimoniale opposé à celui de la Société dans une opération de la Société soumise à l’approbation du Conseil d’Administration, ledit administrateur est tenu d’en prévenir immédiatement le Conseil d’Administration lors de la réunion du Conseil d’Administration et de faire mentionner cette déclaration au procès-verbal de la réunion. L’administrateur ne peut pas prendre part aux délibérations portant sur cette opération, n’est pas comptabilisé dans le calcul du quorum, et ne peut pas voter sur les résolutions relatives à cette opération. L’opération et l’intérêt opposé de l’administrateur doivent être signalés à l’assemblée générale suivante.

(b)           Exceptions concernant un conflit d’intérêts

L’Article 13.6(a) ne s’appliquent pas aux résolutions du Conseil d’Administration relatives à des opérations courantes de la Société et conclues dans des conditions normales.

Tout administrateur de la Société qui occupe des fonctions d'administrateur, gérant, membre de la direction ou employé de toute société ou entreprise avec laquelle la Société est ou sera engagée dans des relations d'affaires ou des contrats ne sera pas considéré, du seul fait de ces relations avec ces autres sociétés ou entreprises, comme ayant un intérêt opposé à celui de la Société dans le cadre du présent Article 13.6.
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(c)           Impact sur le quorum

Lorsque, en raison d’un conflit d’intérêts, le nombre d’administrateurs requis en vue de délibérer et de voter n’est pas atteint, le Conseil d’Administration peut décider de soumettre la décision sur le point en question à l’Assemblée Générale.

13.7        Résolutions écrites

Nonobstant les dispositions qui précèdent, une résolution du Conseil d'Administration peut également être prise par écrit. Une telle résolution doit consister en un seul ou plusieurs documents contenant les résolutions signées par chaque administrateur manuellement ou électroniquement par une signature électronique conforme aux exigences de la loi luxembourgeoise. La date d'une telle résolution est la date de la dernière signature.

ARTICLE 14.         Procès-verbaux des réunions du conseil d'administration

14.1        Signature des procès-verbaux

Les procès-verbaux des réunions du Conseil d'Administration sont signés par le Président ou le président pro tempore, le cas échéant ou par tous les administrateurs ayant assisté à la réunion.

14.2        Signature des copies ou extraits des procès-verbaux

Les copies ou extraits de procès-verbaux, ou les résolutions écrites du Conseil d'Administration, destinés à servir en justice ou ailleurs sont signés par le Président, ou par deux membres du Conseil d'Administration.

ARTICLE 15.         Pouvoirs du conseil d'administration

Le Conseil d'Administration est investi des pouvoirs les plus étendus pour accomplir tous les actes nécessaires ou utiles se rapportant à l'objet de la Société. Tous les pouvoirs non expressément réservés par la Loi de 1915 ou par les Statuts à l'Assemblée Générale sont attribués au Conseil d'Administration.

ARTICLE 16.         Délégation de pouvoirs

16.1        Gestion journalière

Le Conseil d'Administration peut nommer un ou plusieurs délégués à la gestion journalière, qui peuvent être actionnaires ou non, ou membres du Conseil d'Administration ou non, et qui auront les pleins pouvoirs pour agir au nom de la Société pour tout ce qui concerne la gestion journalière de la Société.

16.2        Directeur général/comités de direction

La gestion de la Société peut être déléguée à un directeur général ou à un comité de direction.

Lorsqu’un directeur général ou un comité de direction est désigné, le Conseil d’Administration est chargé de surveiller et contrôler le directeur général ou le comité de direction.
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16.3        Représentant permanent de la Société

Le Conseil d'Administration peut nommer une personne, actionnaire ou non, administrateur ou non, en qualité de représentant permanent de toute entité dans laquelle la Société est nommée comme membre du conseil d'administration. Ce représentant permanent agira de son propre chef, au nom et pour le compte de la Société, et engagera la Société en sa qualité de membre du conseil d'administration d’une telle entité.

16.4        Délégation de pouvoirs pour l'exercice de certaines missions

Le Conseil d'Administration est aussi autorisé à nommer une personne, administrateur ou non, pour l'exécution de missions spécifiques à tous les niveaux de la Société.

16.5        Délégation à des comités spécifiques

Le Conseil d’Administration peut décider la création de comités spécifiques. La composition de ces comités et les pouvoirs qui leurs sont conférés sont déterminés par le Conseil d’Administration. Les comités spécifiques exercent leurs activités sous la responsabilité du Conseil d’Administration.

ARTICLE 17.         Signatures autorisées

17.1        Pouvoir de signature des administrateurs

La Société est engagée en toutes circonstances vis-à-vis des tiers par la signature conjointe de deux (2) membres du Conseil d'Administration de la Société.

17.2        Pouvoirs de signature concernant la gestion journalière

En ce qui concerne la gestion journalière, la Société sera engagée par la signature ou par la signature conjointe de deux personnes nommées à cet effet, conformément à l'Article 16.1 ci-dessus.

17.3        Pouvoirs spécifiques

La Société est en outre engagée par la signature unique conjointe de toutes personnes ou la signature unique de toute personne à qui de tels pouvoirs de signature auront été délégués par la Société, et ce uniquement dans les limites des pouvoirs qui leur auront été conférés.

ARTICLE 18.         Indemnisation

Sous réserve des lois applicables, la Société devra indemniser l’ensemble des administrateurs et dirigeants, passés et présents, dans toute la mesure permise par la loi luxembourgeoise, des responsabilités et de toutes les dépenses raisonnablement engagées ou payées par eux dans le cadre de toute réclamation, action, poursuite ou procédure dans laquelle ils sont impliqués du fait qu'ils sont ou ont été administrateurs ou dirigeants de la Société et des montants payés ou engagés par eux dans le cadre leur règlement.

ARTICLE 19.         Commissaire(s) - réviseur(s) d'entreprises agréé(s) ou cabinet de révision agréé

19.1        Commissaire

Les opérations de la Société sont contrôlées par un ou plusieurs commissaires. Le ou les commissaires est/sont nommé(s) pour une période ne dépassant pas six (6) ans et il/ils est/sont rééligible(s).

Le ou les commissaires est/sont nommé(s) par l'Assemblée Générale qui détermine leur nombre, leur rémunération et la durée de leur mandat. Le ou les commissaire(s) en fonction peut/peuvent être révoqué(s) à tout moment, ad nutum, par l'Assemblée Générale.
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19.2        Réviseur d'entreprises agréé ou cabinet de révision agréé

Toutefois, aucun commissaire ne sera nommé si, au lieu de nommer un ou plusieurs commissaires, l'Assemblée Générale désigne un ou plusieurs réviseurs d'entreprises agréés ou cabinets de révision agréés afin de procéder à l'audit des comptes annuels de la Société conformément à la loi luxembourgeoise applicable. Le ou les réviseur(s) d'entreprises agréé(s) ou cabinet(s) de révision agréé(s) est/sont nommé(s) par l'Assemblée Générale conformément aux dispositions du contrat de prestation de services conclus entre ces derniers et la Société. Le ou les réviseur(s) d'entreprises agréé(s) ou cabinet(s) de révision agréé(s) ne peuvent être révoqués par l'Assemblée Générale que pour motifs graves.

ARTICLE 20.         Exercice social

L'exercice social commence le 1er janvier de chaque année et se termine le 31 décembre de chaque année.

ARTICLE 21.         Comptes annuels

21.1        Responsabilité du Conseil d'Administration

Le Conseil d'Administration dresse les comptes annuels de la Société qui seront soumis à l'approbation de l’Assemblée Générale lors de l'assemblée générale annuelle.

21.2        Soumission des comptes annuels au(x) commissaire(s) aux comptes

Au plus tard un (1) mois avant l'assemblée générale annuelle, le Conseil d'Administration soumet les comptes annuels ainsi que le rapport du Conseil d'Administration (le cas échéant) et tous autres documents afférents prescrits par la loi à l'examen du ou des commissaire(s) aux comptes de la Société ou du ou des réviseur(s) d’entreprises agréé(s), le cas échéant, qui rédige(nt) un rapport sur cette base.

21.3        Consultation des documents au siège social

Les comptes annuels, le rapport du Conseil d'Administration (le cas échéant), le rapport du/des commissaire(s) aux comptes ou du/des réviseur(s) d'entreprises agréé(s)/cabinet(s) de révision agréé(s), selon le cas, ainsi que tous les autres documents requis par la loi sont déposés au siège social de la Société au moins huit (8) jours avant l'assemblée générale annuelle. Ces documents y sont mis à la disposition des actionnaires qui peuvent les consulter durant les heures de bureau ordinaires.

ARTICLE 22.         Affectation des résultats

22.1        Affectation à la réserve légale

Il est prélevé sur le bénéfice net annuel de la Société (le cas échéant) cinq pour cent (5%) qui sont affectés à la réserve légale. Ce prélèvement cessera d'être obligatoire lorsque la réserve légale aura atteint dix pour cent (10%) du capital social de la Société, et il deviendra à nouveau obligatoire si la réserve légale descend en dessous du seuil de dix pour cent (10%) du capital social de la Société.
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22.2        Affectation des résultats par l'Assemblée Générale lors de l’assemblée générale annuelle

Lors de l’assemblée générale annuelle, l’Assemblée Générale décide de l'affectation des résultats annuels, ainsi que la distribution de dividendes, le cas échéant, conformément à l'Article 22.1 et aux règles applicables aux distributions prévues dans le présent Article 22.

22.3        Règles de distribution

Lorsque l'Assemblée Générale décide de distributions au profit des actionnaires, au moyen de distributions de dividendes, de rachats d'actions ou de toute autre manière, prélevées sur les bénéfices et les réserves distribuables disponibles à cet effet, y compris la prime d'émission et le « capital surplus », ces distributions sont effectuées sur toutes les actions au pro rata.

22.4        Dividendes intérimaires

Conformément à l’article 461-3 de la Loi de 1915, des dividendes intérimaires peuvent être distribués à tout moment, par le Conseil d’Administration, dans le respect des conditions cumulatives suivantes :

(i)          un état comptable est établi par le Conseil d’Administration (l’État Comptable Intérimaire) (l’État Comptable Intérimaire doit faire l’objet d’un examen par un commissaire ou un réviseur d’entreprises agréé, selon le cas) ;

(ii)          cet État Comptable Intérimaire montre qu’il y a suffisamment de bénéfices et d’autres réserves (y compris, et sans restriction, la prime d’émission et le « capital surplus ») disponibles pour distribution, étant entendu que le montant à distribuer ne peut excéder les bénéfices réalisés depuis la fin du dernier exercice social pour lequel les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et diminué des pertes reportées et du montant à allouer à la réserve légale ;

(iii)          la décision de distribuer des dividendes intérimaires est prise par le Conseil d’Administration dans les deux (2) mois de la date de l’État Comptable Intérimaire ;

(iv)          les droits des créanciers de la Société ne sont pas menacés, compte-tenu des actifs de la Société.

Si les dividendes intérimaires versés excèdent le montant des bénéfices distribuables à la fin de l’exercice, l’excès en question, tel que reconnu par l’assemblée générale annuelle, doit, sauf décision contraire du Conseil d’Administration lors de la déclaration de dividendes, être considéré comme étant un acompte sur les dividendes futurs.

22.5        Paiement des dividendes

Les dividendes peuvent être payés en euros ou en toute autre devise choisie par le Conseil d'Administration et doivent être payés aux lieux et dates déterminés par le Conseil d'Administration, dans les limites de toute décision prise à ce sujet par l'Assemblée Générale (le cas échéant).

Les dividendes peuvent être payés en nature au moyen d'actifs de toute nature, et ces actifs doivent être évalués par le Conseil d'Administration selon les méthodes d'évaluation déterminées à sa seule discrétion.
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ARTICLE 23.         Dissolution et liquidation

23.1        Principes applicables à la dissolution et la liquidation

La Société peut être dissoute, à tout moment, par une décision de l'Assemblée Générale statuant comme en matière de modification des Statuts, tel que stipulé à l'Article 11. En cas de dissolution de la Société, il sera procédé à la liquidation par les soins d'un ou de plusieurs liquidateurs (qui peuvent être des personnes physiques ou morales), et qui seront nommés par délibération de l'Assemblée Générale décidant de cette liquidation. L'Assemblée Générale déterminera également les pouvoirs et la rémunération du ou des liquidateurs.

23.2        Distribution du boni de liquidation

Lors de la liquidation de la Société, les avoirs excédentaires de la Société disponibles pour être distribués aux actionnaires le seront pour toutes les actions au pro rata, au moyen de paiement d'acomptes ou après le remboursement (ou la consignation des sommes nécessaires, le cas échéant) des dettes de la Société.

ARTICLE 24.         Clause de juridiction fédérale

À moins que la Société ne consente par écrit à la sélection d'une autre juridiction, et sans préjudice de toute juridiction qui serait appropriée ou obligatoire selon les lois applicables pour entendre toute autre réclamation, les tribunaux fédéraux d’arrondissement (fédéral district courts) des États-Unis d'Amérique auront la compétence exclusive pour la résolution de toute plainte faisant valoir une cause d'action découlant du US Securities Act of 1933, telle que modifiée. Toute personne ou entité achetant ou acquérant de toute autre manière un intérêt dans un titre de la Société est réputée avoir pris connaissance du présent Article 24 et y avoir consenti. Nonobstant ce qui précède, les dispositions du présent Article 24 ne s'appliquent pas aux actions intentées pour faire valoir une responsabilité ou une obligation créée par l'US Securities Exchange Acte de 1934, tel que modifié, ou toute autre demande pour laquelle les tribunaux fédéraux des États-Unis ont une compétence exclusive. Si une ou plusieurs dispositions du présent Article 24 sont considérées comme nulles, illégales ou inapplicables, appliquées à toute circonstance pour quelque raison que ce soit, (a) la validité, la légalité et l'applicabilité de ces dispositions dans toute autre circonstance et des autres dispositions du présent Article 24 (y compris, sans limitation, chaque partie de tout paragraphe du présent Article 24 contenant une telle disposition jugée invalide, illégale ou inapplicable qui n'est pas elle-même jugée invalide, illégale ou inapplicable) ne sera en aucune façon affectée ou entravée par celle-ci et (b) l'application de cette disposition à d'autres personnes ou entités et circonstances ne sera en aucune façon affectée ou entravée par celle-ci.

ARTICLE 25.         Droit applicable

Toutes les questions qui ne sont pas régies expressément par les Statuts seront déterminées conformément au droit luxembourgeois.

POUR STATUTS COORDONNÉS. Maître Henri HELLINCKX, Notaire à Luxembourg. Luxembourg, le 31 mars 2022.

En cas de divergence entre le texte anglais et le texte français, le texte anglais fera foi.

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